UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

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FIRST M&F CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 16, 2011

Dear Shareholder:

Enclosed you will find a 2010 Annual Report for First M&F Corporation, a Notice of the Annual Shareholders’ Meeting for 2011, a Proxy Statement, and a proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders’ Meeting is to be held on Wednesday, April 13, 2011, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

First M&F Corporation’s audited financial statements and other required disclosures are included in the enclosed First M&F Corporation Annual Report to shareholders.

You may review an electronic copy of the First M&F Corporation 2011 Proxy Statement and our 2010 Annual Report online at www.cfpproxy.com/4640.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

FIRST M&F CORPORATION

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 16, 2011

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi  39090

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M&F CORPORATION (the “Company”), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 13, 2011, at 1:30 P.M. for the purpose of considering and voting on the following items of business:

1.	To elect six (6) persons listed in the Proxy Statement dated March 16, 2011, accompanying this notice, as members of the Board of Directors for terms of three (3) years.

2.	To conduct an advisory (non-binding) vote to approve named executive officer compensation.

3.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed proxy as soon as possible. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

Only those shareholders of record at the close of business on February 23, 2011 shall be entitled to notice of and to vote at this meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 13, 2011. The 2011 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2010 are also available at www.cfpproxy.com/4640.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer
Dated and mailed at
Cranford, New Jersey
On or about March 16, 2011

FIRST M&F CORPORATION

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

PROXY STATEMENT

DATED MARCH 16, 2011

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 13, 2011

SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 13, 2011, at 1:30 P. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 16, 2011.

Only those shareholders of record on the books of the Company at the close of business on February 23, 2011, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 9,166,803 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the proxy or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting. All properly executed proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees and FOR approval of the compensation of the Chief Executive Officer and the named executive officers.

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 23, 2011, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2010 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

Election Of Directors
(Item 1)

The Board of Directors of the Company is divided into three (3) classes – Class I, Class II and Class III. Each class consists of four (4) to six (6) Directors. The term of Class III Directors expires at the 2011 Annual Meeting. The term of Class I Directors expires at the 2012 Annual Meeting. The term of Class II Directors expires at the 2013 Annual Meeting.

The Board of Directors has nominated Hollis C. Cheek, Jon A. Crocker, James D. Frerer, Otho E. Pettit, Jr., Julie B. Taylor and Lawrence D. Terrell, Jr. for election as Class III Directors to serve until the 2014 Annual Meeting. Hollis C. Cheek, Jon A. Crocker, J. Marlin Ivey, Otho E. Pettit, Jr., Charles W. Ritter, Jr. and L.F. Sams, Jr. are currently serving as Class III Directors. Mr. Ivey, Mr. Ritter and Mr. Sams have reached the mandatory retirement age for serving on the Board and are therefore not standing for re-election.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the six (6) nominees listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

The Board of Directors recommends a vote FOR the election of Hollis C. Cheek, Jon A. Crocker, James D. Frerer, Otho E. Pettit, Jr., Julie B. Taylor and Lawrence D. Terrell, Jr. as Class III directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

The following tables set forth for each nominee and each director whose term continues after the meeting, his or her age, a brief description of his or her principal occupation and business experience during the last 5 years, a description of the experience, skills and other attributes that qualify the individual as a director for the registrant, how long he or she has been a director of the Company, and certain other directorships held in public companies. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within sixty (60) days of January 31, 2011.

Toxey Hall, III and Michael W. Sanders served as Class II directors until the April 14, 2010 shareholder meeting at which point their terms expired and they did not stand for re-election. J. Marlin Ivey, Charles W. Ritter, Jr. and L.F. Sams, Jr. are currently serving as Class III directors and are not standing for re-election.

Nominees: Class III, Term to Expire 2014

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Hollis C. Cheek, 65
Mr. Cheek has been the President of J.C. Cheek Contractors, Inc. in Kosciusko, Mississippi for 45 years. He has been a Member of Techno Catch, LLC in Kosciusko, Mississippi in excess of five years. J.C. Cheek Contractors, Inc., in business for over 60 years, is a landscape engineering and contracting firm that specializes in asphalt milling, striping, edge drain, debris grinding, debris removal, clearing, landscaping and site grading. J.C. Cheek Contractors, which generates in excess of $10 million per year in revenues, has completed projects for private clients as well as for the Federal government, several states and several large metropolitan cities.

Mr. Cheek has extensive business experience developing and implementing the strategies, technology and organizational structure necessary to grow J.C. Cheek Contractors from a local landscaping company to a large commercial contractor. Mr. Cheek is on the Boards of Momentum Mississippi, GetSmart, the Mississippi Roadbuilders Association and the Kosciusko Attala Development Corporation. Mr. Cheek has formerly served in public capacities as a Mississippi state senator and on the Small Business Advisory Board of the U.S. Department of Energy. Mr. Cheek is a published author.

Mr. Cheek has been a director of the Company since 2004.

Mr. Cheek is a member of the Audit Committee of the Board of Directors.

Jon A. Crocker, 68	Mr. Crocker is currently retired.

Mr. Crocker worked as a Business Development Officer for M&F Bank from 1999 to 2005. He also served as the Chairman and CEO of the M&F Bank branch in Bruce, Mississippi from 1995 to 1999. Mr. Crocker was Chairman and CEO of Farmers and Merchants Bank in Bruce, Mississippi prior to its acquisition by the Company in 1995. Mr. Crocker has extensive banking experience at every level of the organization.

Mr. Crocker has been a director of the Company since 1996.

James D. Frerer, 53
Mr. Frerer has been the President of Frerer Realty, Inc. in Tupelo, Mississippi for approximately 15 years. Frerer Realty is a real estate broker, lessor and management company. He has also been the Managing Member since 1991 of SCS Sales, LLC in Tupelo, Mississippi. SCS Sales, LLC is a large regional supplier of components to bedding manufacturers with customers across the southeastern and southwestern U.S. He has been the Managing Member of JCJP Properties, LLC in Tupelo, Mississippi for the past two years. JCPC Properties manages investments in timberland.

Mr. Frerer has extensive business experience in real estate investment and management and has been a leader in the furniture industry for approximately 20 years. He has extensive experience at growing a company, managing customer relations and managing manufacturing operations. Mr. Frerer has expertise in the real estate industry, especially in real estate investments. He is on the Boards of the Tupelo Airport Authority and the Boys and Girls Club of North Mississippi, Inc.

Nominees: Class III, Term to Expire 2014

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Otho E. Pettit, Jr., 60	Mr. Pettit is retired and formerly a partner with the Dorrill and Pettit law firm in Kosciusko, Mississippi. Dorrill and Pettit is primarily engaged in real estate and probate practice.

Mr. Pettit has over 30 years of experience as an attorney with an extensive career buying, developing, liquidating and managing real estate, including subdivisions and apartment complexes. However, his emphasis has always been on timberland. He is an expert in real estate investment, management and valuation. Mr. Pettit currently concentrates on managing his tree farms located in central Mississippi. Mr. Pettit has a J.D. degree from the University of Mississippi.

Mr. Pettit has been a director of the Company since 1993.

Mr. Pettit is a member of the Audit Committee of the Board of Directors.

Julie B. Taylor, 50
Mrs. Taylor has been the Secretary/Treasurer of Mitchell Metal Products, Inc. in Kosciusko, Mississippi for the past 18 years. She has also been a Director of Mitchell Metal Products, Inc. for 25 years. Mitchell Metal Products, Inc., in business for over 80 years, is a manufacturer of HVAC sheet metal products as well as custom-made items that are manufactured according to customer specifications.

Mrs. Taylor has extensive experience at managing the corporate and administrative functions of a manufacturing company. Her experience includes oversight of finance and accounting, budgeting and long-range planning and sales and marketing. She has a history of expertise in marketing, customer relations and sales. Mrs. Taylor brings a long history of experience at the executive level of a manufacturing company, which includes planning, effectively allocating corporate resources and building an effective sales culture. She has worked at every level of the organization.

Lawrence D. Terrell, Jr., 42
Mr. Terrell has been an Executive Vice President over construction operations and the corporate departments at Ivey Mechanical Company, LLC in Kosciusko, Mississippi since January 2007. Prior to 2007 Mr. Terrell was President of the Mississippi Business Unit of Ivey Mechanical Company, LLC. He has been employed with Ivey Mechanical for over 18 years. Mr. Terrell has also been a member of the Board of Ivey Mechanical Company, LLC for two years. Ivey Mechanical is a commercial mechanical contractor generating over $180 million in revenues annually. Ivey Mechanical has completed projects for commercial, correctional, data processing, government, healthcare, hospitality and entertainment, industrial and institutional entities in over 30 states.

As Executive Vice President, Mr. Terrell oversees operations, fabrication shops, safety, human resources, accounting, business development and information technology. Mr. Terrell has much experience at running the day-to-day operations, including implementing corporate strategies, allocating corporate resources, maintaining compliance with quality and safety standards and building customer relationships. Mr. Terrell is an executive board member and executive committee member with the Associated Builders & Contractors as well as a board and executive committee member of the Kosciusko Attala Development Corporation.

Mr. Terrell is the son of Lawrence D. Terrell, a class I director who has been on the Company’s board of directors since 2004.

Directors: Class I, Term to Expire 2012

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Jeffrey B. Lacey, 48
Mr. Lacey has been the President and Chief Banking Officer of M&F Bank since December 2008. Prior to this he was the President of the Rankin County, Mississippi branch operations from March 2002. He has been employed by M&F Bank for over 23 years.

Mr. Lacey has experience as a loan officer and as the local President of the Kosciusko branch of the Bank and the Rankin County branches of the Bank. During his tenure with the bank, Mr. Lacey has garnered experience in audit, loan review, commercial lending, as a local branch president and finally as a regional branch president. He has experience in organizing and leading sales efforts and developing and implementing strategies at all levels of the organization. Mr. Lacey is on the Board of Directors of the Mississippi Bankers Association.

Mr. Lacey has been a director of the Company since 2009.

John Clark Love, III, 38
Mr. Love is a partner in Iron View Capital, LLC which provides highly sophisticated quantitative analysis tools to hedge funds and institutional investors. He is also a Principal in JSL Holdings, LLC. Mr. Love is the founder and former CEO of Lanworth, Inc., a firm that specializes in technological systems and quantitative models that provide data related to agricultural resources and real estate to institutional and commodities investors. Prior to beginning this company in 2000, he worked in software development for both DuoDesign LLC and Accenture.

Mr. Love’s background includes experience in developing quantitative models for making various investment decisions. His experience also includes building a start-up company, securing private financing and building it into a multi-million dollar company which he sold in 2007. He has an engineering degree from the University of Mississippi and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Love has been a director of the Company since 2008.

Mr. Love is a member of the Audit Committee of the Board of Directors.

Susan McCaffery, 71
Mrs. McCaffery is retired. Mrs. McCaffery was the director of the Learning Resource Center and an instructor of basic reading skills at Wood College in Mathiston, Mississippi. She has also taught courses in English composition and English as a second language. She has a Master’s of Education degree from Mississippi State University. She has taught English domestically and abroad and has served as a teacher-consultant with the Mississippi State University Writing-Thinking Project.

Mrs. McCaffery’s background includes leadership skills developed in her directorial roles at Wood College and Mississippi State University as well as her communication skills developed at every level in the educational community. Mrs. McCaffery has been involved in several business and strategy endeavors in over 23 years of service with the board of directors.

Mrs. McCaffery has been a director of the Company since 1987.

Directors: Class I, Term to Expire 2012

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Lawrence D. Terrell, 67
Mr. Terrell has been the President since 1992 and CEO since January 2003 of Ivey Mechanical Company, LLC in Kosciusko, Mississippi.  Mr. Terrell has been associated with Ivey Mechanical for over 35 years and has achieved success at every level of the organization. Ivey Mechanical is a commercial mechanical contractor generating over $180 million in revenues annually. Ivey Mechanical has completed projects for commercial, correctional, data processing, government, healthcare, hospitality and entertainment, industrial and institutional entities in over 30 states.

Mr. Terrell has developed a unique set of leadership skills over many years while helping to build and expand a successful large private company. He has extensive experience in developing nationwide business strategies, leading a diverse workforce across multiple product lines and geographic territories and maintaining a corporate culture that results in a high quality work product and exceptional services.

Mr. Terrell is the father of Lawrence D. Terrell, Jr., a class III nominee.

Mr. Terrell has been a director of the Company since 2004.

Mr. Terrell is a member of the Audit Committee of the Board of Directors.

James I. Tims, 67
Mr. Tims has been the President and on the Board of Directors of LT Corporation, Inc. and its wholly owned subsidiaries, Quality Steel Corporation and Commonwealth Finance, Inc., for better than 20 years.

Mr. Tims has extensive experience as President of LT Corporation and its wholly owned subsidiaries, Quality Steel Corporation, a propane tank manufacturer with a national presence, and Commonwealth Finance, Inc., which finances propane tank sales for Quality Steel. Quality Steel Corporation is one of only three American propane tank manufacturers in the national market. Mr. Tims led these companies through reorganization efforts, the disposition of the retail propane subsidiaries, and finally major plant expansions and renovations that were completed in 1999 and 2004. Since then, he has led Quality Steel to record growth levels, expansion of market share and initiated many novel programs that revolutionized the way the company does business. Under Mr. Tims’ leadership, Quality Steel has developed customer quality initiatives that have resulted in customer loyalty and an expansion of the customer base. His leadership experience spans strategic re-focusing, customer service quality initiatives, corporate reorganizations and technological innovations. He served as a director of First National Bank of Bolivar County from 1987 through 1998, at which time it was acquired by the Company. Mr. Tims has a BBA degree in finance and a J.D. degree from the University of Texas at Austin.

Mr. Tims has been a director of the Company since 2000.

Directors: Class II, Term to Expire 2013

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Michael L. Nelson, 67	Mr. Nelson has been the President of M. Nelson & Associates, Inc., a strategic planning and consulting firm, since April 2001.

Mr. Nelson has worked for over 10 years as a consultant and strategic planning advisor. He has also served as President of the Forsythe Solutions Group, a technology and business services company, as President of Chrysler Systems, a technology subsidiary of Chrysler Corporation, and was a founding partner in Econocom, a computer equipment leasing and services firm. Over a 15 year period he helped build Econocom from a start-up company to a company generating over $90 million in revenues per year. Mr. Nelson has extensive experience in the information technology service and leasing industries, leading and managing companies in a high-growth environment. He has led several technology organizations, and has extensive experience in strategic planning, efficiently allocating corporate resources, raising capital, managing change and organizing and motivating a workforce.

Mr. Nelson has been a director of the Company since 2004.

Mr. Nelson has served as Presiding Director since July 2010.

Hugh S. Potts, Jr., 66	Mr. Potts has been the Chairman of the Board and CEO of the Company since 1994.

Mr. Potts has served as Chairman and CEO of the Company and M&F Bank since 1994, Vice Chairman from 1983 to 1993 and Vice President from 1979 to 1983. Prior to becoming CEO Mr. Potts had extensive experience especially in the Trust, commercial lending and marketing areas of the organization. In addition to his day-to-day management of the organization, Mr. Potts has led the Company and been intimately involved in multiple bank and insurance agency acquisitions, geographic expansions, restructurings, public offerings and recapitalizations and strategic changes. Under his leadership the Company has grown from $376 million in total assets to its current $1.604 billion. He is a graduate of numerous executive leadership programs and banking schools and is a former Chairman of the Mississippi Bankers Association. Mr. Potts is also on the Board of Trustees of Belhaven College and the Board of Trustees of French Camp Academy. He has a J.D. degree from the University of Mississippi.

Mr. Potts has been a director of the Company since 1979.

Samuel B. Potts, 32
Mr. Potts has been the Vice President-Corporate Planning, Performance & Risk Management for M&F Bank since July 2008. Mr. Potts was a Vice President in Commercial Lending of M&F Bank from March 2004 to July 2008.

Mr. Potts has experience as a commercial lender as well as in loan review and loan administration. In his current role as a strategic planning and balance sheet risk manager he is involved in management of the Bank’s investment portfolio, interest rate risk, funding, liquidity, capital and strategic planning. Additionally, for the past two years, Mr. Potts has been extensively involved in working out credit problems and liquidating the Company’s problem loan and nonperforming asset portfolios. He has been instrumental in efforts to manage problem real estate properties off of the balance sheet.

Mr. Potts has been a director of the Company since 2007.

Scott M. Wiggers, 66
Mr. Wiggers retired from his positions as Vice Chairman of the Company and M&F Bank and as President of the Company on December 31, 2009. Mr. Wiggers was named Vice-Chairman of the Board in December 2008. Mr. Wiggers was the President of the Company beginning in 1988. He also served as the Chief Operating Officer and Corporate President of M&F Bank until December 2008.

Mr. Wiggers has over 30 years of experience at every level of the organization and extensively in financial management. Mr. Wiggers has experience managing the investment portfolio, interest rate risk, funding, mergers and acquisitions, audit and regulatory compliance and the Company’s branch network. Mr. Wiggers has expertise in investment analysis and valuation, merger and acquisition pricing, negotiation and integration, strategic planning and managing regulatory issues. He is a graduate of numerous banking and investment schools and programs. Mr. Wiggers is also a former examiner with the FDIC.

Mr. Wiggers has been a director of the Company since 1983.

	Amount & Nature of
	Beneficial Ownership		Percent of Common
	of Common Stock as of		Stock Beneficially
Name	January 31, 2011		Owned (a)	Class
Jeffrey B. Lacey	14,634	(24)	.16%	I
John Clark Love, III *	9,709		.11%	I
Susan P. McCaffery	264,780	(1) (2) (21)	2.88%	I
Lawrence D. Terrell *	27,648	(19)	.30%	I
James I. Tims *	188,134	(9) (21)	2.05%	I
Michael L. Nelson *	13,900	(18)	.15%	II
Hugh S. Potts, Jr.	672,255	(1) (4)	7.32%	II
Samuel B. Potts	192,252	(12) (13)	2.09%	II
Scott M. Wiggers	31,327	(3)	.34%	II
Hollis C. Cheek *	19,741	(11) (20)	.21%	III
Jon A. Crocker*	80,371	(5) (22)	.87%	III
James D. Frerer*	-		-	Nominee
J. Marlin Ivey *	269,364	(6) (22)	2.93%	III
Otho E. Pettit, Jr. *	36,953	(7) (20)	.40%	III
Charles W. Ritter, Jr. *	343,340	(8) (22)	3.74%	III
L. F. Sams, Jr. *	32,270	(10) (22)	.35%	III
Julie B. Taylor*	1,902	(14)	.02%	Nominee
Lawrence D. Terrell, Jr.*	4,955	(15) (16)	.05%	Nominee

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (20 PERSONS)	2,082,221	(23) (25)	22.66%

(a)	Constitutes sole ownership unless otherwise indicated.

(1)	Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(2)	Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes 81,600 shares owned by Mrs. McCaffery’s husband.
(3)	Includes 2,268 shares owned by Mr. Wiggers’ wife.
(4)
Mr. Potts, Jr.’s holdings include 48,078 shares owned by his wife. Includes 129,904 shares owned by The Salt & Light Foundation for which Mr. Potts, Jr. is the trustee. Includes 80,000 shares owned by Mr. Potts, Jr.’s aunt’s estate for which Mr. Potts, Jr. is the executor.

(5)	Of these shares, 8,491 are registered in the name of BellAire Corporation, of which Mr. Crocker’s wife is a director. Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 1,350 shares.
(6)	Of these shares, 204,024 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the President.
(7)	Includes 10,562 shares owned by Mr. Pettit’s wife and children.
(8)	Includes 122,000 shares owned by Mr. Ritter’s wife.
(9)	Includes 157,698 shares owned by Mr. Tims’ wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr. Tims and his wife.
(10)	Includes 4,530 shares owned by Mr. Sams’ wife.
(11)	Includes 14,972 shares owned by J. C. Cheek Contractors, for which Mr. Cheek is the President.
(12)	Includes 13,190 shares owned by Mr. Potts’ wife and child. Includes 129,904 shares owned by The Salt & Light Foundation for which Mr. Potts is the Chairman.
(13)	Mr. Potts is the son of Hugh S. Potts, Jr.
(14)	Mrs. Taylor shares voting and investment power related to these shares with her husband.
(15)	Includes 150 shares beneficially owned through the Kosciusko Investment Club, LLC.
(16)	Mr. Terrell, Jr. is the son of Lawrence D. Terrell who is a Class I director.
(17)	Includes 200 shares which may be acquired upon the exercise of stock options.
(18)	Includes 600 shares which may be acquired upon the exercise of stock options
(19)	Includes 1,000 shares which may be acquired upon the exercise of stock options.
(20)	Includes 1,400 shares which may be acquired upon the exercise of stock options.
(21)	Includes 2,000 shares which may be acquired upon the exercise of stock options.
(22)	Includes 2,400 shares which may be acquired upon the exercise of stock options.
(23)	Includes 18,200 shares which may be acquired upon the exercise of stock options.
(24)	Includes 4,000 shares of restricted stock that vest on 08/31/12.
(25)	Includes 4,000 shares of restricted stock that vest on 08/31/12 and 8,000 shares of restricted stock that vest on 12/30/12.

 * Indicates independent Director

A majority of the Company’s directors are independent as defined in NASDAQ listing standards. The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2010. During 2010, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2010 annual meeting, fifteen (15) directors of the Company were in attendance.

Mr. Ritter is on the Board of Directors of Sanderson Farms, Inc. which is an SEC registrant company traded on the NASDAQ Stock Market, LLC under the symbol SAFM.

EXECUTIVE OFFICERS

			Beneficial Ownership
Name	Age	Position	As of January 31, 2011		Percent
John G. Copeland	58	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank	8,461	(1)	.09%
Barry S. Winford	44	EVP & Chief Credit Officer, M&F Bank	130		-%

(1)    Includes 8,000 shares of restricted stock that vest on 12/30/12.

The following information concerns the employment history of executive officers for the last five (5) years.

Name	Five Year Employment History
John G. Copeland	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank since May 2004
Barry S. Winford
EVP & Chief Credit Officer, M&F Bank since February 17, 2009; President, Community Church Capital from May 2008 through December 2008; President, Therizo Capital from October 2006 through December 2008; President, Foundation Capital Resources from January 2006 through September 2006; Vice President, Foundation Capital Resources prior to January 2006

CODE OF ETHICS

The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company’s internet website at www.mfbank.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, on the Company’s Internet website within five (5) business days following such amendment or waiver. The information contained on or connected to the Company’s Internet website is not incorporated by reference into this Proxy Solicitation or the Company’s Form 10-K for the year ended December 31, 2010, and should not be considered part of this or any other report that we file with or furnish to the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, the following Section 16(a) filing deadlines were missed. Michael L. Nelson and Scott M. Wiggers each had one (1) late filing related to their May 2010 stock option grants. Hugh S. Potts, Jr. had one (1) late filing related to his assignment as executor of an indirect interest. Samuel B. Potts, was late on one (1) filing with respect to shares received as a bequest in 2009 and was late with one (1) filing related to shares received as gifts by his indirect interests in 2009. The late filings were all accidental oversights.

PRINCIPAL SHAREHOLDER

Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

	Amount and Nature of Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	of Common Stock	Class
Hugh S. Potts, Jr.	672,255 shares	7.32%
1104 Walnut Grove Road
Kosciusko, MS 39090

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “ Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table on page 19, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company.  Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  To that end, the Committee periodically utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. The research includes analysis of compensation trends and techniques using a sample of publicly traded financial institutions, twenty of which are larger than the Company and twenty of which are smaller. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. The Company also maintains information related to executive compensation gathered from proxy filings of a group of publicly traded peer banks to assist in annual reviews of executive compensation by the Committee. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success. The Compensation Committee did not use any compensation consultants during 2010.

The peer group of publicly traded banks included banks located in the Southeast and includes banks both larger than and smaller than the Company and banks within the Company’s trade area and without. Banks in the peer group are Cadence Financial Corp., Starkville, Mississippi, Renasant Corp., Tupelo, Mississippi, Citizens Holding Company, Philadelphia, Mississippi, Superior Bancorp, Birmingham, Alabama, BankTrust Financial Group, Mobile, Alabama, Peoples Financial Corp., Biloxi, Mississippi and FNB United Corp., Asheboro, North Carolina. The banks composing the peer group may from time to time change. The Compensation Committee uses comparative executive compensation data from the peer group to assist in determining that Company executives are reasonably compensated in line with the Company’s peers. The Compensation Committee has not deviated from the peer group benchmarks in any material way. The Company also uses bank salary surveys from various sources in determining comparative salaries.

The Compensation Committee met in October 2010 and approved certain merit-based increases for executive officers as well as increases for all associates not having had a salary adjustment in the last twelve months.  No Company-wide merit-based increases had been awarded, other than job changes and promotions, since April, 2008.  Of the named executive officers, Mr. Hugh Potts, Jr. did not receive a raise in 2010. Mr. Lacey and Mr. Copeland were awarded $10,000 raises and Mr. Winford was awarded a $15,000 raise. Mr. Sam Potts, a non-executive officer who also serves as a Director, received a $10,000 raise. The raises were set to be granted over three installments of $3,333 for Mr. Lacey, Mr. Copeland and Mr. Potts and $5,000 for Mr. Winford effective October 1, 2010, January 1, 2011 and April 1, 2011. The Compensation Committee considered several factors including improvements in the Company’s performance, compensation in relation to peers, additional duties and responsibilities and the length of time since previous salary adjustments.  The installment approach was based upon past and projected results, as a cost mitigant and as an indication of progressive increase and confidence.

Compensation Policies and Practices as They Relate to Risk Management

As participants in the TARP Community Development Capital Initiative (the “CDCI”) administered by the  United States Department of the Treasury, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Salary and Compensation Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Salary and Compensation Committee met twice in 2010 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking.

The Compensation Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

Community Development Capital Initiative and Capital Purchase Program – Effect on Executive Compensation

In September, 2010 the Company entered into a transaction with the Department of the Treasury under the TARP Community Development Capital Initiative (“CDCI”). The Company exchanged securities issued in the CDCI and retired securities that it had issued to the Department of the Treasury in February, 2009 in the TARP Capital Purchase Program. In order to participate in the CDCI, the Company is required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the Company issued under the CDCI. The Company must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) requiring a return to the Company of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the Company from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the Company; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive. These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Beginning with its participation in the CPP and the CDCI, and for so long as the Treasury continues to hold equity interests in the Company issued under the CDCI, the Company will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The Company does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the CDCI.

Effect of American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CDCI. These restrictions apply to us.

           ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Chief Executive Officer and the four other highest paid executive officers of the Company for as long as any CDCI-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CDCI-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the Chief Executive Officer and the four other highest paid executive officers of the Company and any of the next five most highly compensated employees upon termination of employment for any reason for as long as any CDCI-related obligations remain outstanding.

           Under ARRA CDCI-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the four other highest paid executive officers of the Company or to the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits CDCI participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees. The Treasury guidelines do not contain a similar requirement.

ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded CDCI-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC beginning in 2010.

           ARRA requires each CDCI-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

           ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees of each company receiving CDCI assistance before ARRA was enacted, and to “seek to negotiate” with the CDCI recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CDCI or otherwise in conflict with the public interest.

The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2010 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were:

•	base salary;
•	equity incentive compensation;
•	retirement and other benefits; and
•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be comparable to the compensation of executives with equivalent responsibilities at other banks that are similar in size and characteristics to the Company.

During its review of base salaries for executives, the Committee primarily considers: (1) individual performance of the executive;
(2) performance of the Company; (3) market data gathered internally or provided by our outside consultants; and (4) internal review of the executive’s compensation, both individually and relative to other officers. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

Incentive Bonus Compensation Program

Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target or other criteria determined to be strategically important by the Compensation Committee. The Company did not have an executive incentive compensation program for 2010. When such programs are in place they are approved by the Compensation Committee of the Board of Directors and are based on measurable performance goals. The Company did institute in 2009 an incentive program for all associates, mainly applicable to customer contact personnel, called M&F Connected. This program is used to incentivize bank associates to make business referrals within the Company and is a points-based program for non-cash awards. The program was reviewed and approved by the Compensation Committee.

Awards made to named executive officers under the Incentive Bonus Compensation Program in January 2011 for performance in 2010 are reflected in the Bonus column of the Summary Compensation Table on page 19.

Equity Incentive Compensation

2005 Equity Compensation Plan

The 2005 Equity Compensation Plan (the “ 2005 Plan ”) was approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders and is the successor plan to the Company’s 1999 Stock Option Plan. The 2005 Plan gives the Committee the latitude to design stock-based incentive compensation awards to promote high performance and achievement of corporate goals by all directors and employees to encourage the growth of shareholder value and allow directors and employees to participate in the long-term growth and profitability of the Company. The Committee has limited their consideration of stock-based award grants to a group consisting of executive officers, senior vice-presidents, branch presidents and commercial lenders. The Committee believed that it was strategically important to align this group’s actions with long-term value creation. The Committee will consider future grants based on the need to align the compensation of certain executives or others with the long-term goal of growing shareholder value. Another consideration of the Committee in determining the size and term of grants will be the ability to absorb and manage the additional compensation expenses.

Under the 2005 Plan, awards of Company Common Stock may take the form of a stock option, an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, common stock, or a combination of both determined by reference to appreciation from the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), and other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as “Awards”).  In granting these Awards, the Committee may establish any conditions or restrictions it deems appropriate.

All awards of options for shares of the Company’s stock under the aforementioned programs are made at or above the market price at the time of the Award. Awards of stock-based grants to directors and executives are made at specially called meetings to consider such grants.  Newly hired or promoted executives, senior officers or others receive their Award of stock-based grants on dates determined by the committee.

Retirement and Other Benefits

All employees of the Company, including executive officers, are eligible to participate in the Merchants and Farmers Bank Profit and Savings Plan. All employees, including executive officers, hired prior to October 1, 2002 are participants in the Bank’s defined benefit pension plan.  In addition, executive officers are entitled to participate in the Company’s nonqualified deferred compensation plan.

Profit and Savings Plan

The Bank has a profit and savings plan which includes features such as an Employee Stock Ownership Plan (ESOP) and a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Bank and subsidiaries.  The Bank matched employee 401(k) contributions equal to 50% of an employee's first 5% of salary deferral through 2004. Beginning in 2005, the Company matched contributions equal to 50% of an employee’s first 6% of salary deferral. Effective in May 2006, the Company began matching 60% of an employee’s first 6% of salary deferral for all employees with less than three (3) years of credited service. Concurrently, the Company began matching 75% of an employee’s first 6% of salary deferral for all employees with three (3) years or more of credited service. In March 2009 the Company cut the matching percentages in half. During 2004, the Company began making matching contributions on a monthly basis rather than on an annual basis. Additional contributions to the ESOP portion of the plan are at the discretion of the Board of Directors. These discretionary contributions are invested in the Company’s common stock.

Each participant’s account is credited with the participant’s contributions and matching amounts contributed by the Bank on behalf of the participant. Discretionary amounts contributed by the Bank are allocated based on the participant’s annual compensation. Investment earnings on participant directed accounts are allocated based on each participant’s account earnings. Other investment earnings are allocated based on the balance of the participant’s account.

The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan become 100% vested after three (3) years of credited service. The participants are always 100% vested in the participant’s contributions. Forfeited nonvested accounts are used to reduce future employer contributions.

Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten (10) years, or a combination thereof.

The Company matching contributions are included in All Other Compensation in the Summary Compensation Table on page 19.

Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering substantially all full-time employees of the Bank and subsidiaries.  Benefits under this plan are based on years of service and average annual compensation for a five (5) year period.

A participant in First M&F’s Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) =	eight-tenths of one percent (0.8%) of the participant’s average earnings;
(2) =	twenty-five hundredths percent (0.25%) of the participant’s average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) =	the participant’s benefit service as of his normal retirement date.

If a participant’s annual benefit commences before the participant’s social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant’s social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant’s social security retirement age.

The pension plan was frozen on September 30, 2001.

The net annual change in actuarial value of benefits for executives is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 19. Information relative to executive officers’ participation in the defined benefit pension plan is contained in the Pension Benefits Table on page 23.

Nonqualified Deferred Compensation Program

The named executive officers, in addition to certain other senior officers, are entitled to participate in the Nonqualified Deferred Compensation Program. Pursuant to the Nonqualified Deferred Compensation Program, eligible employees can defer up to 100% of earnings from Awards and bonus compensation and may defer up to 100% of salary (including amounts deferred pursuant to the Profit and Savings Plan). Deferral elections for executives entering the plan become effective for the first payroll period following the receipt of the election by the Company. Modifications related to salary deferrals made by eligible executives become effective on January 1 of the following year. Deferral elections related to annual incentive bonus pay must be made by June 30 to be effective for that year’s bonus pay. The executive may choose to place deferrals in a retirement account, an in-service distribution account, an education account, or any combination of the three choices.

The investment options for determining earnings credits available to an executive under the deferral program are generally the same as those offered to employees in the Company’s Profit and Savings Plan. These options include a variety of mutual funds with various risk profiles ranging from conservative to aggressive as well as the option to invest in the Company’s stock. The executives’ deferral account and earnings credits are 100% vested.

The Company may make discretionary matching contributions to the retirement portion of the executives’ accounts on an annual basis. The matching amounts vest by equal annual percentages over a five (5) year period.

In-service distribution account and education account distributions may be paid over a period of up to five (5) years. Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed fifteen (15) years, or a combination thereof of their retirement accounts.

Company discretionary contributions are included in All Other Compensation in the Summary Compensation Table on page 19.

Additional information related to executive officers’ participation in the nonqualified deferred compensation program are included in the Nonqualified Deferred Compensation Table on page 23.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided use of company automobiles, country club memberships, and participation in the plans and programs described above. Compensation attributed to the use of Company automobiles is included in All Other Compensation in the Summary Compensation Table on page 19. Compensation attributed to country club memberships is included in All Other Compensation in the Summary Compensation Table on page 19. All employees receive term life insurance which pays a death benefit to named beneficiaries of an amount equal to three (3) times the employee’s base salary. Premiums related to life insurance coverage in excess of $50,000 are attributed as compensation to the employee. This income is included in All Other Compensation in the Summary Compensation Table on page 19.

The Company has one Change of Control Agreement in effect with the Chief Financial Officer. Except as provided under the change of control provision, the Agreement provides for a severance payment to the employee upon termination without cause of four months salary during which time, the employee may not engage in the financial services business. Payment under the change of control provision is triggered by termination without cause as a result of a change of control within one year of such change of control or if employee voluntarily, for good cause, terminates his employment within two years of a change of control.  Payment under this provision is equal to two years’ base salary and would be payable in a lump sum amount.

If the employee voluntarily terminates his employment, or if his employment is terminated involuntarily for cause, the employee may not engage in the financial services business for a period of twelve months (a non-compete clause).

No directors have Change of Control agreements.

Director Compensation

The Committee determines the amount of Directors’ compensation on an annual basis. The Committee uses available data from peer banks in determining the amount of compensation to pay. The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties or circumstances that may require additional attention by directors or impose additional responsibilities.

Non-officer Directors receive quarterly compensation based on the number of Board meetings attended during the quarter. Each director elects a percentage, no less than 50%, of fees to receive in stock. The balance of the fees is paid in cash. The Presiding Director receives an additional fee annually in December, paid in cash and stock according to the Presiding Director’s percentage election. Directors who are members of Board committees receive a payment for each committee meeting attended, paid within one (1) month of the meeting date. Directors who live outside of Kosciusko are also reimbursed for their travel mileage.

Information related to the compensation of directors is included in the Director Compensation Table on pages 24 and 25. Committee and board meeting fees paid to executive board members are included in All Other Compensation in the Summary Compensation Table on page 19.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is in compliance with the statutory provisions.

Accounting for Stock-Based Compensation

Beginning on July 1, 2005, the Company began accounting for stock-based payments including its 2005 Equity Compensation Plan in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Company certifies that it has reviewed Company compensation arrangements and made reasonable efforts to ensure such arrangements do not encourage undue risk-taking. The Committee has determined that the Company’s incentive compensation plan does not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

THE COMPENSATION COMMITTEE

J. Marlin Ivey, Chairman
Hollis C. Cheek
Jon A. Crocker
Michael L. Nelson
Charles W. Ritter, Jr.
Larry Terrell
James I. Tims

The Board of Directors has determined that the members of the Compensation Committee are independent.

The charter of the Compensation Committee is located in the Investor Relations section of the Company’s web site at www.mfbank.com.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for 2010, 2009 and 2008 for the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three (3) other highest paid executive officers of the Company and the Bank whose cash compensation exceeded $100,000.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings (a)	(b)	Compensation
Hugh S. Potts, Jr.	2010	$288,750	$-	$-	$-	$-	$65,433	$14,783	$368,966
Chairman of the Board and
CEO since 4/15/94	2009	$288,750	$-	$-	$-	$-	$59,705	$14,494	$362,949
(principal executive officer)
	2008	$288,750	$-	$-	$-	$-	$25,281	$18,512	$332,543

John G. Copeland	2010	$189,754	$-	$-	$-	$-	$-	$7,358	$197,112
Executive Vice President
and Chief Financial Officer	2009	$188,984	$-	$-	$-	$-	$-	$8,168	$197,152
(principal financial officer)
	2008	$186,656	$-	$-	$-	$-	$-	$11,478	$198,134

Other Executive Officers:

Jeffrey B. Lacey	2010	$190,769	$-	$-	$-	$-	$6,934	$6,160	$203,863
President and
Chief Banking Officer	2009	$190,000	$-	$-	$-	$-	$6,676	$9,168	$205,844

	2008	$112,562	$2,302	$-	$-	$-	$-	$6,355	$121,219

Barry S. Winford	2010	$176,154	$-	$-	$-	$-	$-	$6,955	$183,109
Executive Vice President
And Chief Credit Officer (e)	2009	$150,769	$-	$-	$-	$-	$-	$8,328	$159,097

	2008	$-	$-	$-	$-	$-	$-	$-	$-

Other Non-Executive Officers:

Michael E. Crandall	2010	$166,731	$-	$-	$-	$-	$10,740	$11,238	$188,709
Executive Vice President -
Region II (d)	2009	$166,347	$-	$-	$-	$-	$10,619	$10,059	$187,025

	2008	$164,298	$-	$-	$-	$-	$824	$10,383	$175,505

Former Executive Officers:

Jeffrey A. Camp	2010	$-	$-	$-	$-	$-	$4,714	$-	$4,714
Former Executive Vice
President and Chief Credit	2009	$26,795	$-	$-	$-	$-	$3,659	$59,787	$90,241
Officer (e)
	2008	$192,271	$-	$-	$-	$-	$155	$11,742	$204,168

Scott M. Wiggers	2010	$-	$-	$-	$-	$-	$-	$-	$-
Former President of
First M&F Corporation (c)	2009	$202,102	$-	$-	$-	$-	$10,293	$13,270	$225,665

	2008	$199,611	$-	$-	$-	$-	$21,442	$15,560	$236,613

Notes to Summary Compensation Table

(a)
The net change in the accumulated obligation for pension benefits for 2008 was negative $64 for Mr. Lacey. Mr. Copeland and Mr. Winford were hired after the plan was frozen and are therefore not participants.

(b)	All Other Compensation is disclosed in a separate table.
(c)
Scott M. Wiggers retired on December 31, 2009. He was elected Vice Chairman of the Board on December 10, 2008. Previously he served as President and Chief Operating Officer of First M&F Corporation and Merchants and Farmers Bank.

(d)	Michael E. Crandall was elected Executive Vice President – Region II (Central Mississippi) on December 10, 2008. Previously he served as Executive Vice President of Retail Banking.
(e)	Jeffrey A. Camp resigned from the Bank on February 13, 2009. On February 17, 2009, Barry S. Winford was hired as Executive Vice President and Chief Credit Officer of the Bank.

The Company does not have any employment contracts with executive officers other than a change-in-control agreement with John Copeland.

All employees are provided with term life insurance coverage. The premiums related to benefits in excess of IRS limits are attributed as taxable compensation and are included in All Other Compensation. All executives, with the exception of the Chief Executive Officer and the Chief Financial Officer, are provided company automobiles, with the value of personal use being disclosed in All Other Compensation. During 2009 the practice of providing company automobiles was ended. Mr. Potts and Mr. Crandall are provided with country club memberships, with the value of those memberships included in All Other Compensation. All employees are eligible for the Company’s 401(k) retirement plan. The Company matches 30% of the employees’ contributions up to 6% of compensation for employees with less than three (3) years of credited service and matches 37.5% of the employees’ contributions up to 6% of compensation for employees with three (3) years or more of credited service. The amounts of matching contributions that the Company made to the plan accounts of executives are included in All Other Compensation. Additionally, executives and other senior officers are eligible to participate in a nonqualified deferred compensation plan in which amounts up to the employee’s entire compensation may be deferred. The Company may make matching contributions at its discretion.  Mr. Potts, Mr. Camp and Mr. Crandall participate in the nonqualified plan. The Company did not make any matching contributions to the plan in 2010, 2009 or 2008. Mr. Potts and Mr. Lacey are members of the Board of Directors. Mr. Camp resigned his Board position on February 13, 2009. All directors receive meeting attendance fees. The fees paid for meeting attendance are included in All Other Compensation. All employees are enrolled in the Company’s ESOP retirement savings plan. The Company makes discretionary contributions to the plan which are allocated to participants based on relative salary. The allocations attributed to executives’ accounts are included in All Other Compensation.

The following table contains the components of All Other Compensation for the executives for 2010, 2009 and 2008.

									Income
		Cost of		Cost of	Company				Recognized
Name and		Excess		Country	Contribution		Moving		on Stock
Principal		Life	Automobile	Club	to the	Director	Expense	ESOP	Option	Severance
Position	Year	Insurance	Allowance	Memberships	401(k) Plan	Fees	Reimbursements	Allocations	Exercise	Payments
Hugh S. Potts, Jr.	2010	$4,654	$-	$3,145	$5,497	$700	$-	$787	$-	$-
Chairman of the
Board and CEO	2009	$3,762	$-	$2,588	$6,747	$600	$-	$797	$-	$-
Since 4/15/94
(principal	2008	$3,762	$-	$3,378	$9,995	$600	$-	$777	$-	$-
executive officer)

John G.	2010	$2,451	$-	$-	$4,269	$-	$-	$638	$-	$-
Copeland
Executive Vice	2009	$2,451	$-	$-	$5,070	$-	$-	$647	$-	$-
President and
Chief Financial	2008	$2,451	$-	$-	$8,400	$-	$-	$627	$-	$-
Officer
(principal
financial officer)

Other Executive Officers:

Jeffrey B. Lacey	2010	$855	$-	$-	$3,935	$700	$-	$670	$-	$-
President and
Chief Banking	2009	$855	$285	$-	$4,672	$450	$2,516	$390	$-	$-
Officer
	2008	$510	$837	$-	$4,643	$-	$-	$365	$-	$-

Barry S.	2010	$570	$4,800	$-	$1,585	$-	$-	$-	$-	$-
Winford (a)
Executive Vice	2009	$438	$3,248	$-	$1,442	$-	$3,200	$-	$-	$-
President and
Chief Credit	2008	$-	$-	$-	$-	$-	$-	$-	$-	$-
Officer

Other Non-ExecutiveOfficers:

Michael E.	2010	$1,243	$5,400	$1,685	$2,357	$-	$-	$553	$-	$-
Crandall
Executive Vice	2009	$1,239	$2,888	$2,172	$3,191	$-	$-	$569	$-	$-
President –
Region II	2008	$1,222	$141	$1,075	$7,393	$-	$-	$552	$-	$-

Former Executive Officers:

Jeffrey A. Camp	2010	$-	$-	$-	$-	$-	$-	$-	$-	$-
Former Executive
Vice President	2009	$202	$120	$-	$1,206	$100	$-	$666	$-	$57,493
and Chief Credit
Officer	2008	$855	$991	$-	$8,652	$600	$-	$644	$-	$-

Scott M.	2010	$-	$-	$-	$-	$-	$-	$-	$-	$-
Wiggers
Former President	2009	$5,516	$1,040	$-	$5,422	$600	$-	$692	$-	$-
of First M&F
Corporation	2008	$3,762	$1,544	$-	$8,982	$600	$-	$672	$-	$-

(a)  The automobile allowance in 2009 for Barry Winford is the amount of a bargain purchase of a company automobile.

GRANTS OF PLAN-BASED AWARDS TABLE

No stock-based awards were granted to executives during 2010. No stock options were repriced or modified during 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number Of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John G. Copeland	-	-	-	$-		8,000	$29,920	-	-
Jeffrey B. Lacey	-	-	-	$-		4,000	$14,960	-	-

(1) Based on the closing price on the NASDAQ Global Select system ($3.74) on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED TABLE

No stock options were exercised and no restricted shares vested related to the named executive officers during 2010.

PENSION BENEFITS TABLE

The following table includes certain information related to pension benefits of executive officers.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Hugh S. Potts Jr.	M & F Bank Pension Plan	29	$592,404	$-
Jeffrey B. Lacey	M & F Bank Pension Plan	14	$40,605	$-

The measurement date for actuarial calculations for the plan is December 31 of each year.

The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr. and $728 for Jeffrey B. Lacey.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Hugh S. Potts Jr.	$21,656	$-	$27,701	$-	$272,337
Jeffrey B. Lacey	$-	$-	$735	$-	$6,943

All executives and senior officers are eligible to participate in the Company’s nonqualified deferred compensation plan. The plan was implemented during the third quarter of 2005. All salary, bonus and other incentive compensation is eligible to be deferred under the plan. Earnings credits on deferred compensation are derived from returns on a variety of mutual funds selected by the executive. The mutual funds available for selection are the same funds offered to all employees in the Company’s 401(k) retirement savings plan. If the selected funds have a loss, then the executive’s account is charged in an amount equal to the loss. If the funds have a gain, then the executive’s account is credited in an amount equal to the gain. Gains and losses are credited to accounts quarterly.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments other than a change-in-control agreement with Mr. Copeland, obligating the Company to a payment of two (2) times base salary pursuant to a change-in-control as defined in the agreement. This agreement is considered an employment contract. Stock option and restricted stock award contracts have change-in-control provisions that trigger full vesting of the grants upon a change in control of the Company. Unvested options and restricted stock grants are forfeited by an executive if that executive’s employment is terminated prior to the vesting date. The vesting date for restricted stock grants will be the earliest of four (4) dates: (1) the date that any earnings target stated in the grant contracts is achieved, (2) the date of a change in control, (3) the date of the executive’s death and (4) the vesting date stated in the contract.

DIRECTOR COMPENSATION TABLE

Non-officer Directors receive compensation in the amount of $1,750 per Board Meeting attended payable at the end of each quarter, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.50 per mile to attend meetings. In July 2010 the Board of Directors passed a resolution requiring that at least one half of the per-board-meeting-attended compensation to independent directors be issued in the form of stock. The resolution: (1) was made effective January 1, 2010, (2) required independent directors to declare a percentage, no less than 50%, of their monthly board meeting fees that would be issued in stock, (3) set the market value per share for determining the number of shares issued as the closing market price of the stock on the date of the last board meeting of each quarter and (4) reserved 1,000,000 shares of authorized, unissued shares for the purpose of issuing stock in lieu of fees under this arrangement. The stock is restricted from resell for a period of six months after issuance.

The Board granted 1,000 options under the 2005 Equity Incentive Plan to each of the following Board members as of May 1, 2010: Michael L. Nelson and Scott M. Wiggers. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $4.89, a life of ten (10) years, and vest over five (5) years. The market value of the stock on the grant date was $4.89.

The following table shows information related to cash and other compensation paid to current directors during 2010:

					Change in Pension
	Fees Earned	Fees Earned		Non-Equity	Value and Nonqualified
	or Paid in	or Issued in	Option	Incentive Plan	Deferred Compensation	All Other
Name	Cash	Stock	Awards (a)	Compensation	Earnings	Compensation (b)	Total
Hollis C. Cheek	$17,678	$7,872	$-	$-	$-	$-	$25,550
Jon Crocker	$18,858	$7,872	$-	$-	$226	$3,514	$30,470
Toxey Hall, III	$6,050	$-	$-	$-	$-	$426	$6,476
J. Marlin Ivey	$15,588	$7,872	$-	$-	$-	$1,153	$24,613
John Clark Love, III	$10,593	$11,807	$-	$-	$-	$900	$23,300
Susan P. McCaffery	$14,628	$7,872	$-	$-	$-	$780	$23,280
Michael L. Nelson(c)	$15,928	$9,222	$1,740	$-	$-	$2,080	$28,970
Otho E. Pettit, Jr.	$17,478	$7,872	$-	$-	$-	$-	$25,350
Samuel B. Potts	$700	$-	$-	$-	$-	$102,489	$103,189
Charles W. Ritter, Jr.	$18,428	$7,872	$-	$-	$-	$-	$26,300
L. F. Sams, Jr.	$12,828	$7,872	$-	$-	$-	$1,133	$21,833
Michael W. Sanders	$3,700	$-	$-	$-	$-	$110	$3,810
Larry Terrell	$15,305	$9,446	$-	$-	$-	$-	$24,751
James I. Tims	$14,728	$7,872	$-	$-	$-	$1,320	$23,920
Scott M. Wiggers	$18,028	$7,872	$1,740	$-	$31,921	$34,535	$94,096

(a)	The grant date fair value of the options awarded to Directors Nelson and Wiggers was $1.74 per option share, which equates to a grant date fair value of $1,740 for each Director’s grant.
(b)
The Other Compensation for Samuel B. Potts includes salary, the cost of life insurance provided, the Company’s 401(k) match and the Company’s allocated contribution to the ESOP. Mr. Potts is a Vice President – Corporate Planning, Performance & Risk Management for the Bank. The Other Compensation for Scott M. Wiggers includes final salary payments from 2009 paid in January 2010.

(c)
Included in Mr. Nelson’s compensation is $1,350 in cash and $1,350 in stock (360 shares) as additional compensation at the rate of $450 per meeting for his service as the independent Presiding Director for July through December.

The following table shows the outstanding number of stock option awards for Directors as of December 31, 2010.

	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Hollis Cheek	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
Jon Crocker	1,000	-	$12.63	05/01/2012
	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
J. Marlin Ivey	1,000	-	$12.63	05/01/2012
	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
John Clark Love, III	200	800	$5.14	05/01/2019
Susan P. McCaffery	1,000	-	$19.00	05/01/2013
	800	200	$19.06	05/01/2016
	200	800	$5.14	05/01/2019
Michael L. Nelson	600	400	$19.00	05/01/2017
	-	1,000	$4.89	05/01/2020
Otho E. Pettit, Jr.	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
Charles W. Ritter, Jr.	1,000	-	$12.63	05/01/2012
	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
L.F. Sams, Jr.	1,000	-	$12.63	05/01/2012
	1,000	-	$17.00	05/01/2015
	400	600	$13.84	05/01/2018
Larry Terrell	800	200	$19.06	05/01/2016
	200	800	$5.14	05/01/2019
James I. Tims	1,000	-	$19.00	05/01/2013
	800	200	$19.06	05/01/2016
	200	800	$5.14	05/01/2019

Options are granted to Directors at the rate of 1,000 options as of May 1 of the year in which the Director is re-elected. Therefore, the grant date for Directors’ options is May 1 of each year. The exercise price is determined as the highest of four (4) determined prices: (1) the average of the highest bid and lowest ask prices for the trading day preceding May 1, (2) the average of the highest bid and lowest ask prices for May 1, (3) the closing price as reported by NASDAQ Global Select on the trading day preceding May 1, and (4) the closing price as reported by NASDAQ Global Select on May 1.

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

           BKD, LLP, a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by BKD, LLP for the years ended December 31, 2010 and 2009:

	2010	2009

Audit Fees - Audit of annual financial statements and internal control and reviews of financial statements included in Forms 10-Q	$187,400	$173,600

Audit Related Fees - Audits of employee benefit plans and review of TARP-CPP/CDCI and other regulatory filings	42,500	41,000

Tax Fees - Income tax services	62,500	53,100

All other fees	-	-

Total	$292,400	$267,700

The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures.  All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

RELATED-PARTY TRANSACTIONS

First M&F Corporation’s subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to related parties are generally extended on a secured basis. The Board of Directors approves all lines of credit for Board members and executive officers. The Board also approves any business engagements, in which the Company is a client, with persons or entities related to directors or executive officers when those business engagements are expected to result in compensation in excess of $120,000 to the related party. The Company had no engagements in 2010 in which the threshold payment was met or exceeded.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2010. Presently Charles W. Ritter, Jr. serves as Chairman and other members are Hollis C. Cheek, J. Marlin Ivey, John Clark Love, III, Otho E. Pettit, Jr. and Lawrence D. Terrell. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in NASDAQ listing standards applicable to the Company. The Board of Directors has also determined that there is at least one (1) audit committee financial expert, Charles W. Ritter, Jr., serving on the Audit Committee, as the term “audit committee financial expert” is used in pertinent Securities and Exchange Commission regulations. Mr. Ritter is an independent director, as defined in applicable NASDAQ listing standards.

The Company has a standing Compensation Committee. The Compensation Committee adopted a charter during 2004. The Compensation Committee met three (3) times during 2010 and makes recommendations to the Board of Directors on all officers’ salaries and compensation. Presently J. Marlin Ivey serves as Chairman and other members are Hollis C. Cheek, Jon A. Crocker, Michael L. Nelson, Charles W. Ritter, Jr., Lawrence D. Terrell and James I. Tims.

The Company has a Nominating and Governance Committee. The Committee met one (1) time during 2010. Charles W. Ritter, Jr. serves as Chairman with other members being Hollis C. Cheek, Jon A. Crocker, J. Marlin Ivey, L.F. Sams and James I. Tims. All of the Nominating and Governance Committee members are independent as defined in applicable NASDAQ listing standards. The Nominating and Governance Committee adopted a charter in 2010 which includes procedures governing nominations for election as a director. The charter is attached as Exhibit A to this Proxy Statement, and is available on the Company’s website at www.mfbank.com. In addition, the Company’s Bylaws state that nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors, (b) by any nominating committee or person appointed by the Board, or (c) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures. The Nominating and Governance Committee does not have a specific policy to consider Board diversity; however, the Committee seeks well-qualified nominees, and believes its Board represents a wide variety of backgrounds.

Shareholders may send communications to the Board of Directors c/o Grace Atwood, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at gatwood@mfbank.com.

Merchants & Farmers Bank has among other committees a Risk and Asset Management Committee which meets weekly, a Trust Committee which meets monthly, an Insurance Committee which meets as necessary, and a Strategic Planning Committee which meets as necessary. In 2008 the Board established a Problem Loan Committee and a Compliance Committee to oversee the process of addressing issues brought forward by regulators during an examination. The Problem Loan Committee met eleven (11) times during 2010. The Compliance Committee met seven (7) times during 2010. These committees will have lives as necessary to complete the process of addressing credit and compliance issues that have arisen and may arise during regulatory examinations.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors of the Company is made up of fifteen individuals, five of whom are inside directors, either by relation, as executives of the Company, or as a recently retired executive.  The ten independent directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company.  The Chairman and Chief Executive Officer positions are combined as a means of ensuring that a knowledgeable, meaningful and targeted agenda is presented to the Board on a regular basis.

The current Chairman and Chief Executive Officer has 40 years of experience with the Company at the director and executive levels, including serving as Chairman and Chief Executive Officer of the Company since 1994.  He possesses the background, knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute the Company’s business plan and strategy.  The Board believes that having the combined position of Chairman and Chief Executive Officer enables the Chairman and Chief Executive Officer to lead Board discussions regarding the Company’s business and strategy, provides unified leadership for the Company, creates a natural bond between management and the Board, and promotes the ongoing development and implementation of corporate strategy.  In addition, the combined position allows timely communication with the Board on critical business matters, particularly in the current economic environment.  Further, the Board believes that combining the positions of Chairman and Chief Executive Officer does not undermine the independence of the Board, as a substantial majority of the Board are independent members in accordance with NASDAQ listing standards.

In July, 2010, the Board established a Presiding Director position to be designated by the vote of the independent directors, and the independent directors elected Michael L. Nelson as the Board’s first Presiding Director.  In December, 2010 the Board amended the Bylaws of the Company to expressly provide for the position of a Presiding Director who shall be elected annually for a term of one year, to assume the responsibility of chairing the scheduled executive sessions of independent directors, and to assume such other responsibilities as the independent directors shall designate from time to time.  The independent directors have delegated the following responsibilities to the Presiding Director: serve as the Chair of the executive sessions of the independent directors of the Board; act in the role of liaison between the independent directors and the Chief Executive Officer; suggest and discuss with the Chairman of the Board and Chief Executive Officer appropriate agenda items; and chair the meetings of the Board in the absence of the Chairman and Chief Executive Officer or Vice Chairman.

The Board of Directors has the primary responsibility of overseeing the Company’s risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks. The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2010, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee on May 16, 2000. Subsequently, the charter was amended to address the Sarbanes-Oxley Act of 2002.

Submitted by the Company’s Audit Committee:

Charles W. Ritter, Jr., Chairman,
Hollis C. Cheek
J. Marlin Ivey
John Clark Love, III
Otho E. Pettit, Jr.
Lawrence D. Terrell

The charter of the Audit Committee is located in the Investor Relations section of the Company’s web site at www.mfbank.com.

ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
(Item 2)

ARRA requires recipients of funds under CDCI to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material).  ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CDCI, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

These ARRA provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of the Company as set forth under the heading ‘COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS’ in the 2011 Proxy Statement, including the compensation discussion and analysis, the compensation tables and any related material.”

Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the voting results when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the resolution.

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying proxies in accordance with its judgment.

PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 15, 2011.

The accompanying Proxy is solicited by Management.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 16, 2011

EXHIBIT A

FIRST M&F CORPORATION
NOMINATING AND GOVERNANCE
COMMITTEE CHARTER

Purpose

The Nominating and Governance Committee is appointed by the Board to assist the Board in:  (a) identifying individuals qualified to become Board members; (b) recommending to the Board director nominees for the next annual meeting of shareholders; and (c) evaluating and recommending to the Board certain corporate governance principles applicable to First M&F Corporation (the “Company”) relating to Board composition and operation.  This committee shall also provide assistance to the Board in the areas of committee selection, and evaluation of the overall effectiveness of the Board.

Committee Membership

The Nominating and Governance Committee shall consist of not less than three directors. Each member must be a person who meets the independence requirements of the NASDAQ Stock Market.

The members of the Nominating and Governance Committee shall be appointed annually by the Board upon the recommendation of the prior fiscal year's Nominating and Governance Committee, and shall serve at the pleasure of the Board.

Committee Authority and Responsibilities

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Nominating and Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

If the Company becomes legally required by contract or otherwise to provide third parties with the ability to nominate or appoint directors, the selection and nomination of such directors need not be subject to the nominating committee process.

The Nominating and Governance Committee shall, when there are vacancies in the Board or when otherwise requested by the Board, actively seek individuals qualified to become board members for recommendation to the Board. The Nominating and Governance Committee shall also annually recommend to the Board director nominees for the Audit, Compensation, and Nominating and Governance Committees.

The Nominating and Governance Committee shall annually review and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

The Nominating and Governance Committee may receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

The Nominating and Governance Committee shall review and reassess the adequacy of the corporate governance of the Company and recommend any proposed changes to the Board for approval.

The Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate. Any such subcommittee shall consist solely of persons who are members of the Committee.

The Nominating and Governance Committee shall make regular reports to the Board.

The Nominating and Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating and Governance Committee shall annually review its own performance and shall report thereon to the Board.

Procedures Governing Nominations for Election as Director

The Nominating and Governance Committee will consider potential nominees for director as proposed by its members, members of the Board of Directors, the Company’s shareholders and/or the Company’s management.

Shareholders who are not also members of the Company’s Board of Directors or management should submit notice of their proposed nominees for director in writing to the Nominating and Governance Committee pursuant to Article III, Section 3 of the Company’s Bylaws and in accordance with applicable law .

Shareholders should include the following information in their written notice:

(a)	The shareholder’s name and address;

(b)
A representation that the shareholder is a holder of record or a beneficial owner (in which case evidence of such beneficial ownership shall be submitted if requested by the Nominating and Governance Committee) of shares of the Company as of the date of the notice;

(c)	The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee;

(d)	Such other information regarding each nominee proposed by the shareholder that the shareholder wishes the Nominating and Governance Committee to consider; and

(e)	The consent of each proposed nominee to serve as a director of the Company if elected.

Anyone proposing nominees to the Nominating and Governance Committee should consider the minimum qualifications, skills and qualities that the Nominating and Governance Committee believes must be met by a committee-recommended nominee and necessary for a director of the Company to possess.  These include, in particular, the Qualifications and Requirements applicable to the Company’s subsidiary Bank Board of Directors (summarized and attached hereto as Exhibit “A”).  In addition to the attached Qualifications and Requirements, nominees should possess the following qualifications:

(a)	significant business experience;

(b)	a highly respected reputation in his or her profession;

(c)	a proven record of honest and ethical conduct, personal integrity and good judgment;

(d)	concern for the long-term interests of shareholders; and

(e)	significant time available to devote to Board activities and to enhance his or her knowledge of the Company’s business.

Nothing in this policy shall preclude a shareholder from nominating persons for election as director from the floor at any annual or special meeting of shareholders called for that purpose by following the advance notification procedures set forth in Article III, Section 3 of the Company’s Bylaws in accordance with applicable law.

The Nominating and Governance Committee may interview candidates for nomination for election as director who have been proposed to the Nominating and Governance Committee in accordance with this Charter and who are not incumbent directors. The Nominating and Governance Committee may elect to invite members of the Company’s management to participate in the interviews. When all interviews are complete, the Nominating and Governance Committee shall exercise its independent judgment and vote to determine a slate of nominees to be submitted to the Board of Directors. The Nominating and Governance Committee shall use the same process to evaluate potential nominees proposed by shareholders as it uses to evaluate any other potential nominee.

EXHIBIT “A”

SUMMARIZED QUALIFICATIONS AND REQUIREMENTS OF BOARD MEMBERS OF
MERCHANTS AND FARMERS BANK, KOSCIUSKO, MISSISSIPPI
AND
FIRST M&F CORPORATION

1.           Director Qualifications:

(a)	Age limit of 70 years;

(b)	Resident of the M&F Bank market area;

(c)	Beneficial ownership of at least $75,000 fair market value of First M&F Corporation Common Stock (new directors may comply within first term);

(d)	Active in the management or operation of a business.

2.           Director Requirements:

(a)	Meet legal requirements of federal and state regulators;

(b)	Lend prestige to the Board and the Bank;

(c)	Develop business;

(d)	Serve as a resource for the Board;

(e)	Serve as a channel of communication and interpretation for the community and for Bank officers;

(f)	Provide moral support for Bank management through shared decisions and responsibilities;

(g)	Provide management a source of performance accountability;

(h)	Stimulate management effort and thinking on non-routine matters;

(i)	Supply continuity for succession planning and selection of management, and knowledge of alternatives for bank development and related needs for personnel.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST M&F CORPORATION

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF FIRST M&F CORPORATION TO BE HELD ON APRIL 13, 2011

The undersigned hereby appoints John Clark Love, III and James I. Tims or any of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F Corporation held of record by the undersigned on February 23, 2011, at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 13, 2011 at 1:30 P.M., or any adjournment(s) thereof.

The Board of Directors recommends a vote FOR all the Director nominees listed.

	For	With-held	For All Except
1. PROPOSAL to elect the six (6) identified nominees as Class III directors:	☐	☐	☐

(1) Hollis C. Cheek
(2) Jon A. Crocker
(3) James D. Frerer
(4) Otho E. Pettit, Jr.
(5) Julie B. Taylor
(6) Lawrence D. Terrell, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below.

____

	For	Against	Abstain
2. NON-BINDING VOTE on a resolution to approve the compensation of the Chief Executive Officer and the named executive officers:	☐	☐	☐

The Board of Directors recommends a vote "FOR" all the Director nominees listed and "FOR" Proposal 2.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE AND FOR THE RESOLUTION RELATED TO EXECUTIVE COMPENSATION, AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST M&F CORPORATION
134 West Washington Street
Kosciusko, Mississippi 39090

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

4640

REVOCABLE PROXY

FIRST M&F CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
April 13, 2011
1:30 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Clark Love, III and James I. Tims or any of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F Corporation held of record by the undersigned on February 23, 2011, at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 13, 2011 at 1:30 P.M., or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST M&F CORPORATION — ANNUAL MEETING, APRIL 13, 2011

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 1-866-361-3799** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/fmfc** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4640

PLEASE MARK VOTES AS IN THIS EXAMPLE: X

REVOCABLE PROXY
FIRST M&F CORPORATION

Annual Meeting of Shareholders
APRIL 13, 2011

	For	With-hold	For All Except
1. PROPOSAL to elect the six (6) identified nominees as Class III directors:	☐	☐	☐

(1) Hollis C. Cheek
(2) Jon A. Crocker
(3) James D. Frerer
(4) Otho E. Pettit, Jr.
(5) Julie B. Taylor
(6) Lawrence D. Terrell, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
2. NON-BINDING VOTE on a resolution to approve the compensation of the Chief Executive Officer and the named executive officers:	☐	☐	☐

The Board of Directors recommends a vote "FOR" all the Director nominees listed and "FOR" Proposal 2.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE AND FOR THE RESOLUTION RELATED TO EXECUTIVE COMPENSATION, AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 13, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 13, 2011:

1-866-361-3799

Vote by Internet

anytime prior to 3 a.m., April 13, 2011 go to

https://www.proxyvotenow.com/fmfc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/4640**

Your vote is important!